Exhibit 10.2

RESERVE EQUITY FINANCING AGREEMENT

THIS AGREEMENT dated as of the 5th day of October 2010 (the “Agreement”) between AGS Capital Group, LLC (the “Investor”), and Global Earth Energy, Inc. (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to Ten Million Dollars ($10,000,000) of the Company’s fully registered, freely tradable common stock, par value $0.001 per share (the “the Common Stock”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”);

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.  Certain Definitions

Section 1.1.

“Advance” shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

Section 1.2.

“Advance Date” shall mean the first Trading Day after expiration of the applicable Pricing Period for each Advance.

Section 1.3.

“Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor.

Section 1.4.

“Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.2(b) of this Agreement) to the Investor an Advance Notice.  No Advance Notice Date shall be less than five (5) Trading Days after the prior Advance Notice Date.

Section 1.5.

“Average Daily Trading Volume” means the average trading volume of the ten (10) Trading Days prior to the date of delivery of the Advance Notice that results from excluding the three (3) highest trading volume days and three (3) lowest trading volume Trading Days during such ten (10) Trading Day period.

Section 1.6.

“Bid Price” shall mean, on any date, the closing bid price (as reported by Bloomberg L.P.  or other comparable reporting service) of the Common Stock on the Principal Market or if the Common Stock is not traded on a Principal Market, the highest reported bid price for the Common Stock, as furnished by the Financial Industry Regulatory Authority.

Section 1.7.

“Closing” shall mean one of the closings of a purchase and sale of the Common Stock pursuant to Section 2.3.

Section 1.8.

“Commitment Amount” shall mean the aggregate amount of up to Ten Million Dollars ($10,000,000) which the Investor has agreed to provide to the Company in order to purchase the Common Stock pursuant to the terms and conditions of this Agreement.

Section 1.9.

“Commitment Period” shall mean the period commencing on the Effective Date, and expiring upon the termination of this Agreement in accordance with Section 10.2.

Section 1.10.

“Common Stock” shall mean the Company’s freely tradable, fully registered and unencumbered common stock.

Section 1.11.

“Condition Satisfaction Date” shall have the meaning set forth in Section 7.2.

Section 1.12.

“Damages” shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements and costs and expenses of expert witnesses and investigation).

Section 1.13.

“Effective Date” shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 7.2(a).

Section 1.14.

Intentionally Omitted.

Section 1.15.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.16.

“Material Adverse Effect” shall mean any condition, circumstance, or situation that may result in, or reasonably be expected to result in (a) a material adverse effect on the legality, validity or enforceability of the Agreement, (b) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, taken as a whole, or (c) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Agreement.

Section 1.17.

“Market Price” shall mean the highest closing bid price of the Common Stock during the Pricing Period.

Section 1.18.

“Maximum Advance Amount” shall be equal to a maximum of Three Hundred Thousand Dollars ($300,000).

Section 1.19.

“FINRA” shall mean the Financial Industry Regulatory Authority.

Section 1.20.

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.21.

“Pricing Period” shall mean the five (5) consecutive Trading Days after the Advance Notice Date.

Section 1.22.

“Principal Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the American Stock Exchange, the OTC Bulletin Board, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.23.

“Purchase Price” shall mean ninety three percent (93%) of the Market Price during the Pricing Period.

Section 1.24.

“Registrable Securities” shall mean Registrable Securities (a) in respect of which the Registration Statement has not been declared effective by the SEC, (b) which have not been sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act (“Rule 144”) or (c) which have not been otherwise transferred to a holder who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.

Section 1.25.

“Registration Rights Agreement” shall mean the Registration Rights Agreement dated the date hereof, regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor, a copy of which is attached hereto as Exhibit B.

Section 1.26.

“Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement, and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.27.

“Regulation D” shall mean that regulation issued by the SEC pursuant to the Securities Act.

Section 1.28.

“SEC” shall mean the United States Securities and Exchange Commission.

Section 1.29.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

Section 1.30.

“Trading Cushion” Unless the parties agree in writing otherwise, there shall be a minimum of three (3) Trading Days between the expiration of any Pricing Period and the beginning of the next succeeding Pricing Period.

Section 1.31.

“Trading Day” shall mean any day during which the New York Stock Exchange shall be open for business.

Section 1.32.

“VWAP” means, as of any date, the daily dollar volume-weighted average price for such security as reported by Bloomberg, LP through its “Historical Price Table Screen (HP)” with Market: Weighted Ave function selected (or comparable financial news service (U.S market only), or, if no dollar volume-weighted average price is reported for such security by Bloomberg, LP (or comparable financial news service (U.S market only), the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.

ARTICLE II.  Advances

Section 2.1.

Advances.  Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, shares of the Common Stock by the delivery, in the Company’s sole discretion, of Advance Notices.  The aggregate maximum amount of all Advances that the Investor shall be obligated to make under this Agreement shall not exceed the Commitment Amount.

Section 2.2.

Mechanics.

(a)

Advance Notice.  At any time during the Commitment Period, the Company may require the Investor to purchase shares of the Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Article VII; provided, however, that (i) the amount for each Advance in the Advance Notice shall not be more than the Maximum Advance Amount, (ii) the aggregate amount of the Advances pursuant to this Agreement shall not exceed the Commitment Amount, (iii) in no event shall the number of shares of the Common Stock issuable to the Investor pursuant to an Advance cause the aggregate number of shares of the Common Stock beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its affiliates to equal or exceed five (5) percent of then outstanding the Common Stock (the “Ownership Limitation”) (as of the date of this Agreement, Investor and its affiliates held no shares of the outstanding the Common Stock), (iv) under no circumstances shall the aggregate offering price or number of Shares, as the case may be, exceed the aggregate offering price or number of Shares available for issuance under the Registration Statement (the “Registration Limitation”), and (v) the Common Stock must be DWAC eligible and sent to Investor in electronic form, instead of certificate form.  There shall be a minimum of five (5) Trading Days between each Advance Notice Date.  Notwithstanding any other provision in this Agreement, the Company acknowledges and agrees that upon receipt of an Advance Notice, the Investor may sell shares that it is unconditionally obligated to purchase under such Advance Notice prior to taking possession of such shares.

(b)

Date of Delivery of Advance Notice.  An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by email (to the address set forth in Section 11.1 herein) by the Investor if such notice is received prior to 5:00 pm Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by email after 5:00 pm Eastern Time on a Trading Day or at any time on a day which is not a Trading Day.  No Advance Notice may be deemed delivered on a day that is not a Trading Day.  The Company acknowledges and agrees that the Investor shall be entitled to treat any email it receives from officers whose email addresses are identified by the Company purporting to be an Advance Notice as a duly executed and authorized Advance Notice from the Company.

Section 2.3.

Closings.

(a)

On the day of the Advance Notice, the Company shall deliver to the Investor in electronic form, such number of shares of the DWAC eligible the Common Stock registered in the name of the Investor as shall equal the number of shares specified in the Advance Notice.  On the later of the Advance Date or one Trading Day following receipt of the shares of the Common Stock corresponding to the Advance Notice, the Investor shall deliver to the Company the amount of the Advance by wire transfer of immediately available funds.  On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to Section 2.3(b) below in order to implement and effect the transactions contemplated herein.  To the extent the Company has not paid the fees, expenses, and disbursements of the Investor in accordance with Section 12.4, the amount of such fees, expenses, and disbursements may be deducted by the Investor (and shall be paid to the relevant party) directly out of the proceeds of the Advance with no reduction in the amount of shares of the Common Stock to be delivered on such Advance Date.

(b)

Obligations Upon Closing.  The Investor agrees to advance the amount corresponding to the Advance Notice to the Company upon completion of each of the following conditions:

(i)

The Company shall deliver to the Investor the shares of the Common Stock applicable to the Advance in accordance with Section 2.3(a).  The certificates evidencing such shares shall be free of restrictive legends.

(ii)

The Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all applicable shares of the Common Stock to be issued in connection with the Advance and certificates evidencing such shares shall be free of restrictive legends.

(iii)

The Company shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Registrable Securities, or shall have the availability of exemptions therefrom.  The sale and issuance of the Registrable Securities shall be legally permitted by all laws and regulations to which the Company is subject.

(iv)

The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required of a “reporting company” under the Exchange Act and applicable SEC regulations.

(v)

The Company shall pay any unpaid fees as set forth in Section 12.4 below or withhold such amounts as provided in Section 2.3.

(vi)

The Company’s transfer agent shall be DWAC eligible.

(vii)

If the conditions in Section 7.2.(a)(i) below are satisfied and provided the Company is in compliance with its obligations in Section 2.3, the Investor shall deliver to the Company the amount of the Advance specified in the Advance Notice by wire transfer of immediately available funds.

Section 2.4.

Lock Up Period.  On the date hereof, the Company shall obtain from each officer and director a lock-up agreement, as defined below, in the form annexed hereto as Schedule 2.4.  The Company shall cause its officers and directors to refrain from selling the Common Stock during each Pricing Period.

Section 2.5.

Hardship.  In the event the Investor sells shares of the Common Stock after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.3, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage would occur in the event of any such default.  It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce, without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.6.

Removal of Restricted Legends.  If the Company is fully reporting six months after the issuance of any restricted stock to the Investor, and fails to remove the restricted legend from the Investor’s stock certificate three days after the Investor’s request to remove such restricted legend, then the Company shall pay the Investor USD1,000.00 for each day the company fails to remove such restricted legend.  The Company covenants that there shall be no justifiable reason not to remove the restricted legend from the stock certificates and in the event that the Company attempts to offer such justification, the Company shall pay the Investor USD$2,000.00 for each day the company fails to remove such restricted legend.

Section 2.7.

Increase in Commitment Amount.  At any time prior to the first anniversary of the Effective Date (the “Commitment Increase Date”) the Company may notify the Investor in writing that it wishes to increase the Commitment Amount (provided that the Company has the ability to register the additional Commitment Amount on the Registration Statement) effective upon the Commitment Increase Date and the Commitment Amount shall automatically be deemed increased.

Section 2.8.

Promissory Notes.  On a monthly basis, after the completion of the first Advance under this Agreement and thereafter during the Commitment Period, the Company may request the Investor to purchase promissory notes (each a “Note”) issued by the Company with a principal amount of up to One Million Dollars ($1,000,000).  The Investor may decide in its sole discretion whether or not to purchase any Note requested by the Company.  Any Notes purchased by the Investor will be on terms mutually acceptable to both the Company and the Investor and will be subject to certain conditions precedent, including without limitation, the completion of due diligence by the Investor to its satisfaction.  The aggregate amount of the Notes issued shall not exceed one half of then current Commitment Amount.  The interest rate for such note shall be LIBOR plus two percent, may be payable in kind at the option of the Company subject to a two percent premium, will have a maturity of one year, and will not be subject to prepayment penalty.  The Notes will not be convertible and there will be not additional equity accompanying the issuance of Notes.

Section 2.9.

Reimbursement.  If (a) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if the Investor is impleaded in any such action, proceeding or investigation by any person (other than as a result of a breach of the Investor’s representations and warranties set forth in this Agreement), or (b) the Investor becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement (other than as a result of a breach of the Investor’s representations and warranties set forth in this Agreement), or if this Investor is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse the Investor for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred.  In addition, other than with respect to any matter in which the Investor is a named party, the Company will pay to the Investor the charges, as reasonably determined by the Investor, for the time of any officers or employees of the Investor devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement.  The reimbursement obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Investor that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Investor and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, the Investor and any such affiliate and any such person.

ARTICLE III.  Representations of the Investor

The Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Date:

Section 3.1.

Organization and Authorization.  The Investor is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite power and authority to purchase and hold the securities issuable hereunder.  The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor.  The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments (including, without limitations, the Registration Rights Agreement), on behalf of the Investor.  This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.2.

Evaluation of Risks.  The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction.  It recognizes that its investment in the Company involves a high degree of risk.

Section 3.3.

No Legal Advice from the Company.  The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors.  The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.4.

Intentionally Omitted.

Section 3.5.

Information.  The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision.  The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.  The Investor understands that its investment involves a high degree of risk.  The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables the Investor to obtain information from the Company in order to evaluate the merits and risks of this investment.

Section 3.6.

Receipt of Documents.  The Investor has received and read in their entirety (a) this Agreement and the Exhibits annexed hereto; (b) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (c) all of the Company’s SEC filings; and (d) answers to all questions the Investor submitted to the Company regarding an investment in the Company; and the Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

Section 3.7.

Not an Affiliate.  The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 of the Securities Act).

Section 3.8.

Trading Activities.  The Investor’s trading activities with respect to the Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Common Stock is listed or traded.

The Investor makes no representations or covenants that it will not engage in trading in the securities of the Company, other than the Investor will not engage in any Short Sales of the Common Stock at any time during the Agreement.  The Company acknowledges and agrees that upon receipt of an Advance Notice the Investor has the right to sell the shares to be purchased by the Investor pursuant to the Advance Notice prior to taking possession of such shares.

ARTICLE IV.  Representations and Warranties of the Company

Except as stated below, on the disclosure schedules which have been previously furnished by the Company to the Investor, the Company hereby represents and warrants to, and covenants with, the Investor that the following are true and correct as of the date hereof:

Section 4.1.

Organization and Qualification.  The Company is duly incorporated or organized and validly existing in the jurisdiction of its incorporation or organization and has all requisite corporate power to own its properties and to carry on its business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

Section 4.2.

Authorization, Enforcement, Compliance with Other Instruments.  (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and any related agreements, in accordance with the terms hereof and thereof, (b) the execution and delivery of this Agreement, the Registration Rights Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (c) this Agreement, the Registration Rights Agreement and any related agreements have been duly executed and delivered by the Company, and (d) this Agreement, the Registration Rights Agreement, and assuming the execution and delivery thereof and acceptance by the Investor and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

Section 4.3.

Capitalization.  The authorized capital stock of the Company consists of 800,000,000 shares of the Common Stock, of which 138,936,748 shares of the Common Stock are issued and outstanding, and 100,000,000 shares of preferred stock, of which _________ shares are issued and outstanding.  All of such outstanding shares have been validly issued and are fully paid and nonassessable.  No shares of the Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.  Except as disclosed on Schedule 4.3 attached hereto, as of the date hereof, (a) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (b) there are no outstanding debt securities (c) there are no outstanding registration statements; and (d) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement), except pursuant to the terms of an agreement between the Company and the Investor.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein.  The Company has furnished to the Investor true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for the Common Stock and the material rights of the holders thereof in respect thereto.

Section 4.4.

No Conflict.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (a) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws, or (b) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected and which would cause a Material Adverse Effect.  Neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries.  The business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance, regulation, of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company and its subsidiaries are unaware of any fact or circumstance which might give rise to any of the foregoing.

Section 4.5.

SEC Documents; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits include therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  The Company has delivered to the Investor or its representatives, or made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Such financial statements have been prepared in accordance with generally accepted accounting principles.  No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made and not misleading.

Section 4.6.

No Misstatement or Omission.  Each part of the Registration Statement, when such part became or becomes effective, and the prospectus, on the date of filing thereof with the SEC and at each Advance Notice Date and the date of each Closing hereunder (the “Closing Date”), conformed or will conform in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the prospectus, on the date of filing thereof with the SEC and at each Advance Notice Date and the date of the issuance of shares of the Common Stock, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document made in reliance on information furnished in writing to the Company by the Investor expressly stating that such information is intended for use in the Registration Statement, the prospectus, or any amendment or supplement thereto.

Section 4.7.

No Default.  The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or schedules hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Articles of Incorporation, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rules or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect on the Company’s business or financial condition.

Section 4.8.

Absence of Events of Default.  No Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a Material Adverse Effect on the Company’s business, properties, prospects, financial condition or results of operations.

Section 4.9.

Intellectual Property Rights.  The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.10.

Employee Relations.  Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened.  None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

Section 4.11.

Environmental Laws.  The Company and its subsidiaries are (a) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (c) are in compliance with all terms and conditions of any such permit, license or approval.

Section 4.12.

Title.  The Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.  Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

Section 4.13.

Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged.  Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

Section 4.14.

Regulatory Permits.  The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.15.

Internal Accounting Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and the rules and regulations as promulgated by the SEC to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.16.

No Material Adverse Breaches, etc.  Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.  Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

Section 4.17.

Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (a) have a Material Adverse Effect on the transactions contemplated hereby, (b) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (c) have a Material Adverse Effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

Section 4.18.

Subsidiaries.  Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.19.

Tax Status.  The Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Section 4.20.

Certain Transactions.  None of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.21.

Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.22.

Use of Proceeds.  The Company shall use the net proceeds from this offering for working capital and other general corporate purposes including paying relevant fees and commissions incurred from this transaction.

Section 4.23.

Maintenance of Listing or Quotation on Principal Market.  For so long as any securities issuable hereunder held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees that it will maintain the listing or quotation, as applicable, of the Common Stock on the Principal Market.

Section 4.24.

Opinion of Counsel.  The Investor shall receive an opinion letter from counsel to the Company on the date hereof in the form attached hereto as Exhibit C.

Section 4.25.

Additional Opinions of Counsel.  The Company will obtain for the Investor, at the Company’s expense, any and all opinions of counsel which may be reasonably required in order to sell the securities issuable hereunder without restriction.

Section 4.26.

Dilutive Effect.  The Company understands and acknowledges that the number of shares of the Common Stock issuable upon purchases pursuant to this Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the period between the Effective Date and the end of the period during which the shares of the Common Stock are issuable upon purchases pursuant to this Agreement.  The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Agreement and recognize that they have a potential dilutive effect on the shareholders of the Company.  The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company.  The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Agreement, its obligation to issue shares of the Common Stock upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

Section 4.27.

Acknowledgment Regarding the Investor’s Purchase of Shares.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder.  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Common Stock hereunder.  The Company is aware and acknowledges that it may not be able to request Advances under this Agreement if it cannot obtain an effective Registration Statement or if any issuances of the Common Stock pursuant to any Advances would violate any rules of the Principal Market.  The Company further is aware and acknowledges that any fees paid pursuant to Section 12.4 hereunder or shares issued pursuant to Section 12.4 hereunder shall be earned on the date hereof and not refundable or returnable under any circumstances.

Section 4.28.

No Legal Advice From the Investor.  The Company acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors.  The Company is relying solely on such counsel and advisors and not on any statements or representations of the Investor or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.  The Company is not relying on any representation except for the representations of the Investor contained in this Agreement.

Section 4.29.

No Similar Transactions.  Except as disclosed in the SEC Documents, the Company has not entered into any transaction similar in nature to the one described in this Agreement.

Section 4.30.

Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of a Closing Date.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 4.32.

Other Transactions.  During the term of this Agreement, the Company will be prohibited from effecting or entering into (a) an agreement to effect any financing involving the sale of debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of the Common Stock at a price that is based upon and/or varies with the trading prices of the Common Stock at any time after the initial issuance of such securities or is subject to reset upon the occurrence of specified or contingent events, and (b) any agreement, including but not limited to an Equity Line of Credit, whereby the Issuer may sell securities at a future determined price.

Section 4.33.

Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.34.

Shares of the Common Stock.  The shares of the Common Stock to be issued hereunder have been duly authorized, and when issued, delivered and paid for pursuant to this Agreement, will be validly issued and fully paid and non-assessable, free and clear of all encumbrances and will be issued in compliance with all applicable United States federal and state securities laws; the capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof contained in the Registration Statement and the Common Stock, including the shares of the Common Stock, will conform to the description thereof contained in the prospectus as amended or supplemented.  Neither the shareholders of the Company, nor any other Person have any preemptive rights or rights of first refusal with respect to the shares of the Common Stock or other rights to purchase or receive any of the shares of the Common Stock or any other securities or assets of the Company, and no Person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Securities Act, any shares of capital stock or other securities or assets of the Company upon the issuance or sale of the shares of the Common Stock.  The Company is not obligated to offer the shares of the Common Stock on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.35.

Broker Fees.  No brokers, finders or financial advisory fees or commissions will be payable by the Company, its agents or subsidiaries, with respect to the transactions contemplated by this Agreement, except as otherwise disclosed in this Agreement.

Section 4.35.

Blue Sky Laws.  The Company shall, at its sole cost and expense, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Registrable Securities for, or obtain exemption for Registrable Securities for, sale to the Investor at each of the Closings pursuant to this Agreement under applicable securities or “Blue Sky” laws of such states of the United States, as reasonably specified by the Investor, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date.

Section 4.35.

Reservation of shares of the Common Stock.  The Company shall reserve 333,333,333 shares of Stock for the issuance of Registrable Securities to the Investor as required hereunder.  In the event that the Company determines that it does not have a sufficient number of authorized shares of the Common Stock to reserve and keep available for issuance as described in this Section, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of the Common Stock by seeking shareholder approval for the authorization of such additional shares.

Section 4.36.

Payment Set Aside.  To the extent that the Company makes a payment or payments to the Investor hereunder or under the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

ARTICLE V.  Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.1.

Indemnification.

(a)

In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (iii) any cause of action, suit or claim brought or made against the Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)

In the event that the indemnity provided in Section 5.1(a) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company severally agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand from transactions contemplated by this Agreement.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Investor severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Investor on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by it, and benefits received by the Investor shall be deemed to be equal to the total discounts received by the Investor.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Investor on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Investor agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section, the Investor shall not be required to contribute any amount in excess of the amount by which the Purchase Price for shares of the Common Stock actually purchased pursuant to this Agreement exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Article V, each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of the Investor shall have the same rights to contribution as the Investor, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section.

(c)

The remedies provided for in this Article V are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified person at law or in equity.  The obligations of the parties to indemnify or make contribution under this Article V shall survive termination.

Section 5.2.

Notification of Claims for Indemnification.  Each party entitled to indemnification under this Article V (an “Indemnified Party”) shall, promptly after the receipt of notice of the commencement of any claim against such Indemnified Party in respect of which indemnity may be sought from the party obligated to indemnify such Indemnified Party under this Article V (the “Indemnifying Party”), notify the Indemnifying Party in writing of the commencement thereof.  Any such notice shall describe the claim in reasonable detail.  The failure of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article V, or (b) under this Article V unless, and only to the extent that, such failure results in the Indemnifying Party’s forfeiture of substantive rights or defenses or the Indemnifying Party is prejudiced by such delay.  The procedures listed below shall govern the procedures for the handling of indemnification claims.

(a)

Any claim for indemnification for Indemnified Liabilities that do not result from a Third Party Claim as defined in the following paragraph, shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party.  Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto.  If such Indemnifying Party does not respond within such thirty (30) day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment as set forth in Section 5.1.  If such Indemnifying Party does not respond within such thirty (30) day period or rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as specified in this Agreement.

(b)

If an Indemnified Party shall receive notice or otherwise learn of the assertion by a person or entity not a party to this Agreement of any threatened legal action or claim (collectively a “Third Party Claim”), with respect to which an Indemnifying Party may be obligated to provide indemnification, the Indemnified Party shall give such Indemnifying Party written notice thereof within twenty (20) days after becoming aware of such Third Party Claim.

(c)

An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise) at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel, any Third Party Claim.  Within thirty (30) days after the receipt of notice from an Indemnified Party (or sooner if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions.  If such Indemnifying Party does not respond within such thirty (30) day period or rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as specified in this Agreement.  In case any such Third Party Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense.  Notwithstanding the foregoing, in any Third Party Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (i) one or more significant defenses are available to the Indemnified Party that are not available to the Indemnifying Party, or (ii) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in such circumstances the Indemnifying Party (A) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties, and (B) shall reimburse the Indemnified Parties for such reasonable fees and expenses of such counsel incurred in any such Third Party Claim, as such expenses are incurred, provided that the Indemnified Parties agree to repay such amounts if it is ultimately determined that the Indemnifying Party was not obligated to provide indemnification under this Article V.  The Indemnifying Party agrees that it shall not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising or that may arise out of such claim.  The Indemnifying Party shall not be liable for any settlement of any claim effected against an Indemnified Party without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article V shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

ARTICLE VI.  Covenants of the Company

Section 6.1.

Registration Rights.  The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.  During the Commitment Period, the Company shall notify the Investor promptly if (a) the Registration Statement shall cease to be effective under the Securities Act, (b) the Common Stock shall cease to be authorized for listing on the Principal Market, (c) the Common Stock ceases to be registered under Section 12(g) of the Exchange Act, or (d) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

Section 6.2.

Quotation of the Common Stock.  The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market.

Section 6.3.

Exchange Act Registration.  The Company will cause the Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Exchange Act.

Section 6.4.

Transfer Agent Instructions.  On the Advance Notice Date, the Company shall deliver instructions to its transfer agent to issue shares of the Common Stock to the Investor free of restrictive legends on the Advance Notice Date .

Section 6.5.

Corporate Existence.  The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

Section 6.6.

Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance.  The Company will immediately notify the Investor upon its becoming aware of the occurrence of any of the following events in respect of a registration statement or related prospectus relating to an offering of Registrable Securities: (a) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the registration statement or related prospectus; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (d) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus.  The Company shall not deliver to the Investor any Advance Notice during the continuation of any of the foregoing events.

Section 6.7.

Prohibited Transactions.  During the term of this Agreement, the Company shall not enter into any Prohibited Transaction without the prior written consent of the Investor, which consent may be withheld at the sole discretion of the Investor.  For the purposes of this Agreement, the term “Prohibited Transaction” shall refer to the issuance by the Company of any “future priced securities,” which shall mean the issuance of shares of the Common Stock or securities of any type whatsoever that are, or may become, convertible or exchangeable into shares of the Common Stock where the purchase, conversion or exchange price for such the Common Stock is determined using any floating discount or other post-issuance adjustable discount to the market price of the Common Stock, including, without limitation, pursuant to any equity line financing that is substantially similar to the financing provided for under this Agreement, provided that any future issuance by the Company of (a) a convertible security (“Convertible Security”) that (i) contains provisions that adjust the conversion price of such Convertible Security in the event of stock splits, dividends, distributions, reclassifications or similar events or pursuant to anti-dilution provisions, or (ii) is issued in connection with the Company obtaining debt financing for research and development purposes where the issuance of Convertible Securities is conditioned upon the Company meeting certain defined clinical milestones, (b) securities in a registered direct public offering or an unregistered private placement where the price per share of such securities is fixed concurrently with the execution of definitive documentation relating to the offering or placement, as applicable, and (c) securities issued in connection with a secured debt financing, shall not be a Prohibited Transaction.

Section 6.8.

Consolidation; Merger.  The Company shall not, at any time after the delivery of an Advance Notice and before the Advance Date applicable to such Advance Notice, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity (a “Consolidation Event”) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

Section 6.9.

Issuance of the Common Stock.  The sale of the shares of the Common Stock shall be made in accordance with the provisions and requirements of the Securities Act and any applicable state securities law.

Section 6.10.

Review of Public Disclosures.  All SEC filings (including, without limitation, all filings required under the Exchange Act, which include Form 10-Ks, 10-Qs, 8-Ks, etc.) and other public disclosures made by the Company, including, without limitation, all press releases, investor relations materials, and scripts of analysts meetings and calls, shall be reviewed and approved for release by the Company’s attorneys, and if containing financial information, the Company’s independent certified public accountants.  All press releases referencing the Investor shall first be approved by Investor prior to release.

Section 6.11.

Market Activities.  The Company will not (a) directly or indirectly take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock, or (b) sell, bid for, or purchase the Common Stock, or pay anyone any compensation for soliciting purchases of the Common Stock.

Section 6.12.

Listing of shares of the Common Stock.  The Company will use commercially reasonable efforts to cause the shares of the Common Stock to be listed on the Principal Market and to qualify the shares of the Common Stock for sale under the securities laws of such jurisdictions as the Investor designates; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

Section 6.13.

Comfort Letters.  At the reasonable request of the Investor, the Company will request that its independent accountants furnish to the Investor a letter, in form and substance reasonably satisfactory to the Investor, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company dated the date of and provided within a reasonable period of time after (a) the date hereof, (b) the date the Registration Statement or the prospectus shall be amended (other than (i) in connection with the filing of a prospectus supplement that contains solely the information required, (ii) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act by the Company, or (iii) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of the Common Stock)) and (c) the date of filing or amending each Annual Report on Form 10-K and Quarterly Report on Form 10-Q for a period in which an Advance was delivered pursuant to this Agreement and which are incorporated by reference in the Registration Statement.

ARTICLE VII.  Conditions for Advance and Conditions to Closing

Section 7.1.

Conditions Precedent to the Obligations of the Company.  The obligation hereunder of the Company to issue and sell the shares of the Common Stock to the Investor incident to each Closing is subject to the satisfaction, or waiver by the Investor in writing, at or before each such Closing, of each of the conditions set forth below.

(a)

Accuracy of the Investor’s Representations and Warranties.  The representations and warranties of the Investor shall be true and correct in all material respects.

(b)

Performance by the Investor.  The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

Section 7.2.

Conditions Precedent to the Right of the Company to Deliver an Advance Notice.  The right of the Company to deliver an Advance Notice is subject to the fulfillment by the Company, on such Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions, any of which may be waived in writing by the Investor:

(a)

Registration of the Common Stock with the SEC.  The Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities in accordance with and subject to the terms of the Registration Rights Agreement.  As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC’s concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist.  The Registration Statement must have been declared effective by the SEC prior to the first Advance Notice Date.

(b)

Authority.  The Company shall have obtained all permits and qualifications required by any applicable state in accordance with the Registration Rights Agreement for the offer and sale of the shares of the Common Stock, or shall have the availability of exemptions therefrom.  The sale and issuance of the shares of the Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.

(c)

Fundamental Changes.  There shall not exist any fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

(d)

Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(e)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

(f)

No Suspension of Trading in or Delisting of the Common Stock.  The Common Stock is trading on a Principal Market.  The trading of the Common Stock is not suspended by the SEC or the Principal Market.  The issuance of shares of the Common Stock with respect to the applicable Closing will not violate the shareholder approval requirements of the Principal Market.  The Company shall not have received any notice threatening the continued quotation of the Common Stock on the Principal Market and the Company shall have no knowledge of any event which would be more likely than not to have the effect of causing the Common Stock to not be trading or quoted on a Principal Market.

(g)

Maximum Advance Amount.  The amount of an Advance corresponding to the Advance Notice shall not exceed the Maximum Advance Amount.  If trading in the Common Stock is suspended for any reason during trading hours on the Principal Market on any Trading Day during a Pricing Period or for each day there is public holiday during the Pricing Period, the Advance Amount in respect of such Pricing Period shall be reduced by one fifth of the initial Advance Amount specified in the Advance Notice.  The Floor Price shall be The Floor Price shall be 98 percent of the average closing price of the Common Stock for the 10 Trading Days prior to the Advance Notice Date.  If on any day during the Pricing Period, the bid price of the Common Stock falls below the Floor Price, the Maximum Advance Amount will be changed to 50 percent of the average daily trading volume of the Common Stock for the 10 days preceding the Advance Notice Date.  If any of the Company’s representations in this Agreement are false or if the Common Stock’s bid price is less than $0.10 cents, then no Advances shall be permitted.  Any portion of an Advance that would cause the Investor to exceed the Ownership Limitation shall automatically be withdrawn.  For the purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

(h)

No Knowledge.  The Company has no knowledge of any event which would be more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective at Closing.

(i)

Executed Advance Notice.  The Investor shall have received the Advance Notice executed by an officer of the Company and the representations contained in such Advance Notice shall be true and correct as of each Condition Satisfaction Date.

(j)

Failure to Deliver shares of the Common Stock.  The Company understands that a delay in the issuance of the Common Stock could result in economic damage to the Investor.  If the Company fails to cause the delivery of the shares of the Common Stock when due, the Company shall pay to the Investor on demand in cash by wire transfer of immediately available funds to an account designated by the Investor as liquidated damages for such failure and not as a penalty, an amount equal to five (5) percent of the payment required to be paid by the Investor on such Settlement Date (i.e., the Advance Amount) for the initial thirty (30) days following such date until the shares of the Common Stock have been delivered, and an additional five (5) percent for each additional 30-day period thereafter until the shares of the Common Stock have been delivered.  If, by the third (3rd) business day after the Closing Date, the Company fails to deliver any portion of the shares of the Put to the Investor (the “Put shares of the Common Stock Due”) and the Investor purchases, in an open market transaction or otherwise, shares of the Common Stock necessary to make delivery of shares which would have been delivered if the full amount of the shares to be delivered to the Investor by the Company (the “Open Market Share Purchase”), then the Company shall pay to the Investor, in addition to any other amounts due to Investor pursuant to the Put, and not in lieu thereof, the Open Market Adjustment Amount (as defined below).  The “Open Market Adjustment Amount” is the amount equal to the excess, if any, of (i) the Investor’s total purchase price (including brokerage commissions, if any) for the Open Market Share Purchase minus (ii) the net proceeds (after brokerage commissions, if any) received by the Investor from the sale of the Put shares of the Common Stock Due.  The Company shall pay the Open Market Adjustment Amount to the Investor in immediately available funds within two business days of written demand by the Investor.  By way of illustration and not in limitation of the foregoing, if the Investor purchases shares of the Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover an Open Market Purchase with respect to shares of the Common Stock it sold for net proceeds of $10,000, the Open Market Purchase Adjustment Amount which the Company will be required to pay to the Investor will be $1,000.

(k)

Fees Paid.  The Company has paid to the Investor all fees, expenses and shares due under this Agreement.

(l)

No Material Notices.  None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the SEC or any other federal or state governmental, administrative or self regulatory authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the shares of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be required.  There shall not exist any fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

ARTICLE VIII.  Due Diligence Review; Non-Disclosure of Non-Public Information

Section 8.1.

Non-Disclosure of Non-Public Information.

(a)

Subject to Section 6.6 and except as otherwise provided in this Agreement or the Registration Rights Agreement, the Company covenants and agrees that it has not in the past and will refrain in the future from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information to the Investor without also disseminating such information to the public.

(b)

Nothing herein shall require the Company to disclose material, non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate material, non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts in violation of Regulation FD of the Exchange Act, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided and subject to compliance with Regulation FD, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material, non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading.  Nothing contained in this Section 8.1 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain material, non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

ARTICLE IX.  Choice of Law; Jurisdiction

Section 9.

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.  Any dispute arising out of or in connection with this Agreement or otherwise relating to the parties relationship shall be settled by litigation in the State of New York, City of New York.  The Company and the Investor further agree that no demand for punitive or exemplary damages shall be made.  No party to this Agreement will challenge the jurisdiction or venue provisions as provided in this Section.

ARTICLE X.  Assignment; Termination

Section 10.1.

Assignment.  Neither this Agreement nor any rights or obligations of the Company or the Investor hereunder may be assigned to any other Person.

Section 10.2.

Termination.

(a)

Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the second anniversary of the Effective Date, or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount.

(b)

The Company may terminate this Agreement effective upon 15 Trading Days’ prior written notice to the Investor; provided that (i) there are no Advances outstanding, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement.  This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.  In the event of any termination of this Agreement by the Company hereunder, so long as the Investor owns any shares of the Common Stock issued hereunder, unless all of such shares of the Common Stock may be resold by the Investor without registration and without any time, volume or manner of sale limitations pursuant to Rule 144, the Company shall not (i) cancel the common stock issued to Investor or suspend (except as provided for in the Registration Rights Agreement) or withdraw the Registration Statement or otherwise cause the Registration Statement to become ineffective, or voluntarily delist the Common Stock from, the Principal Market without listing the Common Stock on another Principal Market.

(c)

The obligation of the Investor to make an Advance to the Company pursuant to this Agreement shall terminate permanently (including with respect to an Advance Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of 50 Trading Days, during the Commitment Period, or (ii) the Company shall at any time fail materially to comply with the requirements of Article VI and such failure is not cured within thirty (30) days after receipt of written notice from the Investor, provided, however, that this paragraph (c) shall not apply to any period commencing upon the filing of a post-effective amendment to such Registration Statement and ending upon the date on which such post effective amendment is declared effective by the SEC.

(d)

Nothing in this Section 10.2 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.  The indemnification provisions contained in Sections 5.1 and 5.2 shall survive termination hereunder.

ARTICLE XI.  Notices

Section 11.1.

Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to the Investor, addressed to Mr. Allen Silberstein at 2 Water Street, Suite 17G, New York, New York 10004, telephone (212) 217-9139 and email asilberstein@agscapitalgroup.com; and if to the Company, addressed to Mr. Sydney A. Harland at 1213 Culbreth Drive, New York City, New York 28405, telephone (910) 270-7749, telecopier (910) 270-6640, and e-mail harmuir.com.  Any party hereto may change its address upon five (5) days’ written notice to any other party hereto.

ARTICLE XII. Miscellaneous

Section 12.1.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile transmission or PDF copy of this signed Agreement shall be legal and binding on all parties hereto.

Section 12.2.

Entire Agreement; Amendments.  This Agreement and the Registration Rights Agreement supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the Registration Rights Agreement and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 12.3.

Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto.  The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.4.

Fees and Expenses.  Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.  Pursuant to Regulation D, the Company shall transfer to the Investor restricted shares of the Common Stock equal to one percent of the Commitment Amount upon signing this Agreement (“Commitment shares of the Common Stock”).  The pricing for the Commitment shares of the Common Stock will be based off of the Purchase Price.  The Commitment shares of the Common Stock shall be included as part of the Registrable Securities and included in the Registration Statement.  Provided, however, until such time as the Commitment shares of the Common Stock are registered pursuant to the Registration Statement, such shares shall be restricted in their resale as provided in the Securities Act, and shall contain a legend as required by Rule 144 promulgated under the Securities Act which shall read as follows:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

Section 12.5.

Confidentiality.  If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party’s domain prior to the date hereof, and except as required by SEC regulations or court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herein.

Section 12.6.

Publicity.  The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior consent of the Investor, except to the extent required by law.  The Investor acknowledges that this Agreement and all or part of this Agreement may be deemed to be “material contracts” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act.  The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

Section 12.7.

Placement Agent.  If so required by the SEC, the Company agrees to pay a registered broker dealer, to act as placement agent, a percentage of the Put Amount on each draw toward the fee.  The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.  The Company shall indemnify and hold harmless the Investor, their employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses incurred in respect of any such claimed or existing fees, as such fees and expenses are incurred.

Section 12.8.

No Third Party Beneficiaries.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including without limitation any partner, member, shareholder, director, officer, employee or other beneficial owner of any party hereto, in its own capacity as such or in bringing a derivative action on behalf of a party hereto) shall have any standing as third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

Section 12.9.

No Personal Liability of Directors, Officers, Owners, etc.  No director, officer, employee, incorporator, shareholder, managing member, member, general partner, limited partner, principal or other agent of any of the Investor or the Company shall have any liability for any obligations of the Investor or the Company under this Agreement or for any claim based on, in respect of, or by reason of, the respective obligations of the Investor or the Company hereunder.  Each party hereto hereby waives and releases all such liability.  This waiver and release is a material inducement to each party’s entry into this Agreement.

Section 12.11.

Benefit.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

Section 12.12.

Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

Section 12.13.

Waiver.  No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

Section 12.14.

Cumulative Rights.  The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 12.15.

Invalidity.  In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

Section 12.16.

Headings.  The headings used in this Agreement are for convenience and reference only and in no way define, limit, amplify or describe the scope or intent of this Agreement, and do not affect or constitute a part of this Agreement.

Section 12.17.

Excusable Delay.  The parties shall not be obligated to perform and shall not be deemed to be in default hereunder, if the performance of a non-monetary obligation required hereunder is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, war or war-like action (whether actual, impending or expected and whether de jure or de facto), acts of terrorists, arrest or other restraint of government (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government or public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

Section 12.18.

Time of the Essence.  Time is of the essence of this Agreement.

Section 12.19.

Incorporation by Reference.  The exhibits and schedules to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

Section 12.20.

Controlling Agreement.  In the event of any conflict between the terms of this Agreement or any of the other agreements or exhibits referred to herein, the terms of this Agreement shall control.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AGS CAPITAL GROUP, LLC

By

    Allen Silberstein, Chief Executive Officer

GLOBAL EARTH ENERGY, INC.

By

    Sydney A. Harland, Chief Executive Officer

Attachments:

Exhibit A

Form of Advance Notice

Exhibit B

Registration Rights Agreement

Exhibit C

Form of Opinion of Counsel

Schedules:

Schedule 2.4

Form of Lock Up Agreement

Schedule 4.3

Outstanding Options, Warrants, etc.